Exhibit 32.2

             Certification Pursuant to 18 U.S.C. Section 1350,
                            as adopted Pursuant to
               Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amended Annual Report of Next Generation Media, Corp. (the "Company") on Form 10-QSB/A for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Phillip Trigg, CFO, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes Oxley Act, that:

(1)	The Report fully complies with Section 13(a) or 15(d) of
the Securities Exchange Act of 1934; and
(2)	The Information contained in the Report fairly represents,
in all material aspects, the financial condition and result of operations on the Company.


By: /s/  Phillip Trigg
Phillip Trigg, CFO